Exhibit 5.1

26 June 2026

Board of Directors

Brera Holdings Public Limited Company

Connaught House,

5th Floor,

One Burlington Road, Dublin 4,

D04 C5Y6,

Ireland

Re:	Brera Holdings Public Limited Company

To whom it may concern

1.	Basis of Opinion

1.1	We are acting as Irish counsel to Brera Holdings Public Limited Company, a public company limited by shares, incorporated under the laws of Ireland, company number 721923, with its registered office at 5th Floor Rear, Connaught House, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland (the “Company”) in connection with the registration statement (the “Registration Statement”) on Form F-3 to be filed with the United States Securities and Exchange Commission (the “SEC”) on 26 June 2026 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering, issuance and sale by the Company, from time to time, and the resale by the relevant selling securityholders identified in the Registration Statement, of Class B Ordinary shares, having a nominal value US$0.50 per share (the “Class B Ordinary Shares”) and warrants to purchase Class B Ordinary Shares (the “Warrants” and together with the Class B Ordinary Shares, the “Securities”), pursuant to the terms of the Registration Statement, the base prospectus contained in the Registration Statement (the “Base Prospectus”), and any amendments or supplements thereto, including:

(a)	6,150,533 Class B Ordinary Shares (the “PIPE Shares”) issued pursuant to the terms of the PIPE Documents (as defined below);

(b)	516,115 Class B Ordinary Shares (the “PIPE Pre-Funded Shares”) issued on the exercise of pre-funded warrants pursuant to the terms of the PIPE Documents;

(c)	6,666,648 common Warrants (the “PIPE Warrants”) and up to 6,666,648 Class B Ordinary Shares issuable on exercise of the PIPE Warrants (the “PIPE Warrant Shares”) that, in respect of the PIPE Warrants, have been granted, and, in respect of the PIPE Warrant Shares, may be issued from time to time, pursuant to the terms of the PIPE Documents;

(d)	333,331 pre-funded Warrants (the “Strategic Advisor Pre-Funded Warrants”) and 166,663 common Warrants (the “Strategic Advisor Common Warrants”, together with the Strategic Advisor Pre-Funded Warrants, the “Strategic Advisor Warrants”), and up to 333,331 Class B Ordinary Shares issuable on exercise of the Strategic Advisor Pre-Funded Warrants (the “Strategic Advisor Pre-Funded Warrant Shares”) and 166,663 Class B Ordinary Shares issuable on exercise of the Strategic Advisor Common Warrants (the “Strategic Advisor Warrant Shares”, together with the Strategic Advisor Pre-Funded Warrant Shares, the “Strategic Advisor Shares”) that, in respect of the Strategic Advisor Warrants, have been granted, and, in respect of the Strategic Advisor Shares, may be issued from time to time, pursuant to the terms of the Strategic Advisor Documents (as defined below);

(e)	1,069 Warrants (the “Legacy Warrants”) and up to 1,069 Class B Ordinary Shares allocated in accordance with Schedule 2 and issuable on exercise of the Legacy Warrants (the “Legacy Shares”) that, in respect of the Legacy Warrants, have been granted, and, in respect of the Legacy Shares, may be issued from time to time, pursuant to the terms of the Legacy Documents (as defined below); and

(f)	109,421 Class B Ordinary Shares (the “McClory Shares”) issued to Daniel J. McClory or entities owned and controlled by Daniel J. McClory pursuant to the terms of, among other documents, the McClory Warrant Documents (as defined below),

(the “Transaction”).

1.2	For the purposes of this opinion, the Registration Statement, the Base Prospectus, the PIPE Documents, the Strategic Advisor Documents, the Legacy Documents, the McClory Warrant Documents, and any other documents relevant to the Transaction, are together, the “Transaction Documents”.

1.3	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. This Opinion speaks only as of its date.

1.4	This Opinion is given solely for the benefit of the addressees of this Opinion and may not be relied upon, used, transmitted, referred to, quoted from, circulated, copied, filed with any governmental agency or authority, disseminated or disclosed by or to any other person or entity for any purpose(s) without our prior written consent, provided that it may be disclosed to regulatory authorities to whom disclosure may be required, and to the extent such disclosure may be required, by applicable laws.

1.5	This Opinion is also strictly confined to the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter.

1.6	We have examined:

(a)	the documents listed in Schedule 1 to this opinion (the “Documents”, and each a “Document”));

(b)	the searches listed at paragraph 1.9 below; and

(c)	such other documents and records as we have deemed necessary to enable us to render the opinions set forth below.

We have not reviewed any documents referred to in the Transaction Documents (other than the Transaction Documents) for the purposes of this Opinion and we express no opinion on them. We express no opinion, and make no representation or warranty, as to any matter of fact in respect of any documents which may exist in relation to the Transaction.

1.7	In giving this Opinion, we have relied upon the Corporate Certificate (as defined in Schedule 1) and the Searches (as defined in paragraph 1.9 below) and we give this Opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.

1.8	In giving this Opinion, we have examined and relied on copies of the Documents sent to us by e-mail in pdf or other electronic format.

1.9	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 26 June 2026 (the “Searches”):

(a)	on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public company limited by shares and is duly incorporated and validly existing under the laws of Ireland;

2.2	the Company does not have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of Ireland;

2.3	the PIPE Warrant Shares, Strategic Advisor Shares and Legacy Shares, when issued, allotted and paid for in accordance with all necessary corporate action of the Company shall be validly issued, fully paid up and non-assessable (which term means that no further sums are required to be paid to the holders thereof in connection with the issuance of such Class B Ordinary Shares);

2.4	the PIPE Warrants, Strategic Advisor Warrants and Legacy Warrants issued in the Transaction have been duly authorised and are validly issued; and

2.5	the PIPE Shares, PIPE Pre-Funded Shares and the McClory Shares issued in the Transaction have been validly issued, fully paid and are non-assessable (which term means that no further sums are required to be paid to the holders thereof in connection with the issuance of such Class B Ordinary Shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Securities

3.1	that, when filed with the SEC, the Registration Statement will not differ in any material respect from the final draft that we have examined and that before any Securities are offered, issued and sold (or resold), the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act;

3.2	that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

3.3	that, if the Securities are to be issued or sold pursuant to a definitive purchase, subscription, underwriting or similar agreement, such agreement will have been duly authorised, executed and delivered by the Company and the other parties thereto;

3.4	the only Class B Ordinary Shares covered by the Registration Statement and in issue at the date of this Opinion are the PIPE Shares, PIPE Pre-Funded Shares and the McClory Shares and any other Class B Ordinary Shares covered by the Registration Statement will at the time of the exercise of the relevant Warrant, continue to be issuable;

3.5	that any Class B Ordinary Shares issued, or to be issued, and registered under the Registration Statement were or will be issued and allotted in consideration of the receipt by the Company prior to the issuance of such Shares of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Class B Ordinary Shares and any premium required to be paid up on the Class B Ordinary Shares pursuant to their terms of issuance;

3.6	that, at the time of issuance of any Class B Ordinary Shares there was, and will be, sufficient authorised but unissued share capital available for issuance by the board of directors of the Company (the “Board”) under the constitution of the Company (the “Constitution”) and not otherwise reserved for issuance and that the Board, or any appropriate committee appointed thereby had and will have the valid authority to issue such Shares including on a non-pre-emptive basis;

3.7	that the issuance of any Class B Ordinary Shares will be conducted in accordance with the terms and the procedures described in the Constitution, the Companies Act 2014, as amended (the “Companies Act”), the terms of issuance of such Class B Ordinary Shares and the terms of the relevant Transaction Document;

3.8	that, with respect to Class B Ordinary Shares allotted and issued after 14 September 2030 (the date of expiry of the Company’s existing authority to allot and issue securities pursuant to the Constitution) that the Company will have renewed its authority to allot and issue the Shares and dis-apply the statutory pre-emption rights in accordance with the requirements of the Constitution and the Companies Act for the remainder of the period that the Registration Statement will continue in effect, and that, where such authorities have not been renewed, the Company will not allot and issue the Shares after such authorities have expired;

3.9	that, at the time of any issuance of any Securities, the Company validly existed, or exists, as applicable, under the laws of Ireland and has the necessary corporate power and authority to issue such Securities and to execute and deliver any applicable Transaction Document;

3.10	that no Transaction Document or underlying document has expired, or been amended, varied or terminated in any respect;

3.11	that any issuance or sale of Securities will be in compliance with the Companies Act, the Irish Takeover Panel Act 1997, Takeover Rules 2022, and all applicable company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

3.12	that any applicable Transaction Document has been duly authorised, executed and delivered by the parties thereto (other than the Company), as applicable, and constitutes legally valid and binding obligations on the parties thereto (other than the Company), enforceable against each of them in accordance with its terms;

3.13	that the terms of the Securities have been, or will have been, as applicable, established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Transaction Documents, will, not violate, conflict with or constitute a default under:

(a)	the Constitution;

(b)	any agreement, instrument, undertaking, arrangement, deed or covenant affecting the Company or its properties or to which the Company is a party or otherwise bound or subject;

(c)	any law, rule or regulation to which the Company or its properties is subject;

(d)	any judicial or regulatory order or decree of any governmental authority; or

(e)	any consent, approval, license, authorisation or validation of, or filing, recording or registration with, any governmental authority;

3.14	where any Class B Ordinary Share issuable under the Transaction Documents has been, or is to be, the subject of a subdivision or consolidation, and/or such Class B Ordinary Share has become or would be a fractional share, the entitlement to that fractional Class B Ordinary Share may have been paid out in cash where possible to do so under the terms of the relevant Transaction Document;

3.15	the PIPE Shares, PIPE Pre-Funded Shares and PIPE Warrants were issued in the manner and amount set out in the PIPE SPA (as defined below);

3.16	the strategic advisor pre-funded Class B Ordinary Share purchase warrants relating to the Strategic Advisor Pre-Funded Warrants, and the strategic advisor Class B Ordinary Share common purchase warrants relating to the Strategic Advisor Common Warrants, being on the form scheduled to the Strategic Advisor Agreement prior to the its amendment on 31 October 2025 does not impact validity of the issue or the effectiveness of the Strategic Advisor Pre-Funded Warrants and the Strategic Advisor Common Warrants;

3.17	that any power of attorney granted by the Company in respect of the issuance, allotment or sale of the Securities shall have been duly granted, approved and executed in accordance with the Constitution, the Companies Act, the Powers of Attorney Act 1996 of Ireland and all other applicable laws, rules and regulations;

3.18	that the Registration Statement and/or the Base Prospectus do not constitute (and is not intended/required to constitute) a prospectus within the meaning of Part 23 of the Companies Act and to the extent that any offer of Securities is being made to investors in any member state of the European Union (“Member State”), the Company is satisfied that the obligation to propose and publish a prospectus pursuant to Irish prospectus law, or in particular pursuant to the European Union (Prospectus) Regulations 2019, does not arise;

Authenticity and Bona Fides

3.19	the truth, completeness, accuracy and authenticity of all Documents submitted to us as originals or copies of originals (and in the case of copies, conformity to the originals of such copies), the genuineness of all signatories, stamps and seals thereon and where incomplete Documents have been submitted to us that the originals of such Documents are identical to the last draft of the complete Documents submitted to us;

3.20	where a Document has been executed on behalf of the Company using a software platform that enables an electronic signature to be applied to that Document, each such signature was applied under the authority and control of the relevant signatory and each party has consented to the execution, by the Company, of that Document by way of electronic signature;

3.21	that the Documents, (i) if not already executed, will be executed, and (ii) if already executed but not provided to us for review, have been executed, in a form and content having no material difference to the drafts provided to us, will be and have been delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.22	that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect;

3.23	that, when issued, the Legacy Shares will be issued to the allottees in the amount set out against such allottees name in Schedule 2;

3.24	that each of the Documents is up-to-date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Documents has been amended, varied, revoked or superseded in any respect;

3.25	that, at the relevant time of the allotment and issuance of the Securities, there was, or is, as applicable, no matter affecting the authority of the directors to allot and issue the Securities, not disclosed by the Constitution or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.26	that each director of the Company has disclosed any interest which he or she may have in the Transaction in accordance with the provisions of the Companies Act and the Constitution and none of the directors of the Company has any interest in the Transaction except to the extent permitted by the Constitution;

3.27	the absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the Company and its respective officers, employees, agents and advisers and that the Company has issued, or will issue, the Securities in good faith, for its legitimate and bona fide business purposes;

3.28	that the Constitution in the form scheduled to the Corporate Certificate (as defined below) is the current constitution of the Company, is up to date and has not been amended or superseded and that there are no other terms governing the Class B Ordinary Shares other than those set out in the Constitution;

Solvency and Insolvency

3.29	that (i) the parties to the Transaction Documents were solvent and able to pay their debts within the meaning of section 570 of the Companies Act or any analogous provisions under any applicable laws immediately after the execution and delivery of the Transaction Documents; (ii) the parties to the Transaction Documents will not as a consequence of doing any act or thing which any Transaction Document contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of section 570 of the Companies Act or any analogous provisions under any applicable laws; (iii) no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to any of the assets or undertakings of the parties to the Transaction Documents; and (iv) no petition for the making of a winding-up order or the appointment of an examiner or any similar officer or any similar or analogous procedure in any jurisdiction has been presented in relation to the parties to the Transaction Documents;

3.30	that no proceedings have been instituted or injunction granted against the Company to restrain it from allotting and/or issuing the Shares and the allotment and/or issue of any Shares would not be contrary to any state, governmental, court, state or quasi- governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement;

Accuracy of Searches and Warranties

3.31	the accuracy and completeness of the information disclosed in the Searches referred to in paragraph 1.9 above and that such information has not since the time of such search or enquiry been altered (it should be noted that: (a) the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for; (b) the position reflected by the Searches may not be fully up-to-date; and (c) searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company);

3.32	there has been no alteration in the status or condition of the Company as disclosed by the Searches;

3.33	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents;

Commercial Benefit

3.34	that the Transaction Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interests and for their respective corporate benefit;

Financial Assistance and Connected Transactions

3.35	that the Company has not and is not, by having entered into or by entering into the Transaction Documents or any underlying documents, or having performed or in performing its obligations thereunder, provided financial assistance for the purpose of an acquisition (by way of subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in the Company which would be prohibited by section 82 of the Companies Act; and

3.36	that none of the transactions contemplated by the Transaction Documents or any underlying documents are prohibited by virtue of section 238 or section 239 of the Companies Act, which prohibit certain transactions between companies and its directors or persons connected with its directors.

Governing Law and Jurisdiction

3.37	That under all applicable laws (other than those of Ireland):

(a)	the choice of the laws of the State of New York or the State of Delaware as the governing law of the Transaction Documents (to the extent that they are expressed to be governed by the laws of the State of New York or the State of Delaware) is a valid and binding selection which will be upheld, recognised and given effect by the courts of any relevant jurisdiction (other than those of Ireland); and

(b)	the submission of each party to the Transaction Documents to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America (to the extent that they are so expressed) is valid and binding and will be upheld, recognised and given effect by the courts of any relevant jurisdiction (other than those of Ireland).

4.	Qualifications

The opinions set out in this Opinion are subject to the following reservations:

General Matters

4.1	We express no opinion on and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, and have not made an independent check or verification thereof. We have reviewed the Registration Statement only in so far as it relates to Irish law matters, assisted in the preparation of certain sections of the Registration Statement in so far as it relates to Irish Law matters and participated in discussions with officers, directors, employees and legal representatives of the Company, only in so far as such discussions related to Irish Law matters, during which the contents of the Registration Statement and related matters were discussed.

4.2	A particular course of dealing among the parties or an oral amendment, variation or waiver may result in an Irish court finding that the terms of the Transaction Documents have been amended, varied or waived even if such course of dealing or oral amendment, variation or waiver is not reflected in writing among the parties.

4.3	No opinion is expressed on the irrevocability of, or on the enforceability of the delegation of, any power of attorney under the Transaction Documents.

4.4	No opinion is expressed on any deed of assignment, transfer, accession or similar document executed after the date of this opinion in relation to any of the rights and obligations contained in the Transaction Documents.

4.5	No opinion is expressed on any deed or agreement envisaged by the Transaction Documents to be entered at a future date or any future action taken by a party under the Transaction Documents.

4.6	We express no opinion as to whether the Transaction Documents breach any other agreement or instrument.

4.7	The Warrants underlying the PIPE Warrants were not provided to us for review.

4.8	The subscription agreements underlying the Legacy Warrants for Arlington Capital Holdings, Michael Ward, Lotus Investments LLC, UVE Partners LLC, Thomas Saunders, Jalena Jakovljevic and Jill Jaclin were not provided to us for review, and we give no opinion in respect of those agreements and/or any interaction with, or impact on, the Legacy Warrants.

4.9	No documents, other than the McClory Warrant Documents, relating to the McClory Shares were provided to us for review, and we give no opinion in respect of those agreements and/or any interaction with, or impact on, the McClory Shares.

Sanctions

4.10	If a party to any Transaction Document or to any transfer of, or payment in respect of, the Transaction Documents is controlled by or otherwise connected with a person (or is itself) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Union or Irish sanctions or sanctions under the Treaty on the Functioning of the European Union, as amended, or is otherwise the target of any such sanctions, then obligations to that party under the relevant Transaction Documents or in respect of the relevant transfer or payment may be unenforceable or void.

Execution of Documents

4.11	We note the decision in the English case of R (on the application of Mercury Tax Ltd) v. Revenue and Customs Commissioners [2008] EWHC 2721. Although this decision will not be binding on the courts of Ireland it will be considered as persuasive authority. One of the decisions in that case would appear to indicate that a previously executed signature page from one document may not be transferred to another document, even where the documents in question are simply updated versions of the same document. Our Opinion is qualified by reference to the above referenced decision.

5.	Disclosure

This Opinion is addressed to you in connection with the registration of the Securities with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto. We also hereby consent to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under section 7 of the Securities Act.

6.	No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

Yours faithfully

/s/ ARTHUR COX LLP

ARTHUR COX LLP

SCHEDULE 1

The Documents

1.	A copy of the Registration Statement.

2.	A copy of the Base Prospectus.

3.	A copy of the resolutions of the virtual meeting of the board of directors of the Company, which commenced at 7:23 AM Pacific Time on 21 September 2025.

4.	A copy of the resolutions of the virtual meeting of the board of directors of the Company, which took place on 7 May 2025.

5.	A copy of (together the “PIPE Documents”):

5.1	the securities purchase agreement, entered into by the Company with, among others, Alyeska Master Fund LP, Anagram Ltd, Anatole Investment Management Limited, Anson East Master Fund LP and Anson Investments Master Fund LP on 18 September 2025 (the “PIPE SPA”);

5.2	the “Form of Common Warrant” scheduled to the PIPE SPA;

5.3	the pre-funded Class B Ordinary Share purchase warrant exercise notice of RBCH Ltd dated 24 February 2026;

5.4	the pre-funded Class B Ordinary Share purchase warrant exercise notice of RBCH Ltd dated 9 May 2026;

5.5	the pre-funded Class B Ordinary Share purchase warrant exercise notice of Electric Capital Venture Fund II, LP dated 28 May 2026; and

5.6	the pre-funded Class B Ordinary Share purchase warrant exercise notice of Electric Capital Frontier Fund II, LP dated 28 May 2026.

6.	A copy of (together the “Strategic Advisor Documents”):

6.1	the strategic advisor agreement, entered into by the Company with Guy Hirsch, Keren Maimon, Ron Sade, Alyazi Almheiri and Tarek Alnuaimi on 23 September 2025 (as amended on 31 October 2025) (the “Strategic Advisor Agreement”);

6.2	the strategic advisor pre-funded Class B Ordinary Share purchase warrant granted by the Company to Guy Hirsch on 22 September 2025;

6.3	the strategic advisor pre-funded Class B Ordinary Share purchase warrant granted by the Company to Alyazi Almheiri on 22 September 2025;

6.4	the strategic advisor pre-funded Class B Ordinary Share purchase warrant granted by the Company to Keren Maimon on 22 September 2025;

6.5	the strategic advisor pre-funded Class B Ordinary Share purchase warrant granted by the Company to Ron Sade on 22 September 2025;

6.6	the strategic advisor pre-funded Class B Ordinary Share purchase warrant granted by the Company to Tarek Alnuaimi on 22 September 2025;

6.7	the strategic advisor Class B Ordinary Share common purchase warrant 1 granted by the Company to Guy Hirsch on 22 September 2025;

6.8	the strategic advisor Class B Ordinary Share common purchase warrant 1 granted by the Company to Alyazi Almheiri on 22 September 2025;

6.9	the strategic advisor Class B Ordinary Share common purchase warrant 1 granted by the Company to Keren Maimon on 22 September 2025;

6.10	the strategic advisor Class B Ordinary Share common purchase warrant 1 granted by the Company to Ron Sade on 22 September 2025;

6.11	the strategic advisor Class B Ordinary Share common purchase warrant 1 granted by the Company to Tarek Alnuaimi on 22 September 2025.

7.	A copy of (together the “Legacy Documents”):

7.1	the subscription agreement entered into by the Company with Brenda Fortunate on 30 May 2025 and the associated warrant granted by the Company to Brenda Fortunate with original issue date 30 May 2025;

7.2	the subscription agreement entered into by the Company with Brent W. Bost on 30 May 2025 and the associated warrant granted by the Company to Brent W. Bost with original issue date 30 May 2025;

7.3	the subscription agreement entered into by the Company with John Gismondi on 30 May 2025 and the associated warrant granted by the Company to John Gismondi with original issue date 30 May 2025;

7.4	the subscription agreement entered into by the Company with John Scott on 5 June 2025 and the associated warrant granted by the Company to John Scott with original issue date 5 June 2025;

7.5	the subscription agreement entered into by the Company with Paul T. Barich on 30 May 2025 and the associated warrant granted by the Company to Paul T. Barich with original issue date 30 May 2025;

7.6	the subscription agreement entered into by the Company with Samuel Bode Miller on 5 June 2025 and the associated warrant granted by the Company to Samuel Bode Miller with original issue date 5 June 2025;

7.7	the subscription agreement entered into with by the Company Gregory Gleason on 28 May 2025 and the associated warrant granted by the Company to Gregory Gleason with original issue date 16 July 2025;

7.8	the subscription agreement entered into with by the Company Charles Wyatt on 4 June 2025 and the associated warrant granted by the Company to Charles Wyatt with original issue date 16 July 2025;

7.9	the warrant granted by the Company to Arlington Capital Holdings with original issue date 25 July 2025;

7.10	the warrant granted by the Company to Michael Ward with original issue date 25 July 2025;

7.11	the warrant granted by the Company to Lotus Investors LLC with original issue date 7 August 2025;

7.12	the warrant granted by the Company to UVE Partners LLC with original issue date 7 August 2025;

7.13	the warrant granted by the Company to Jelena Jakovljevic with original issue date 28 August 2025;

7.14	the warrant granted by the Company to Thomas Saunders with original issue date 28 August 2025; and

7.15	the warrant granted by the Company to Jill Jaclin with original issue date 27 August 2025.

8.	A copy of (together the “McClory Warrant Documents”):

8.1	the warrant purchase agreement, entered into with Pinehurst Partners LLC on 23 September 2025;

8.2	the warrant granted by the Company to Pinehurst Partners LLC with original issue date 22 September 2025; and

8.3	the warrant exercise notice dated 24 September 2025 signed by Pinehurst Partners LLC.

9.	The results of the Searches.

10.	A copy of the certificate of incorporation of the Company dated 30 June 2022.

11.	A copy of the certificate of incorporation for the re-registration of the Company as a public limited company dated 27 October 2022.

12.	A copy of the Constitution of the Company in the form scheduled to the Corporate Certificate.

13.	A copy of the corporate certificate of the secretary of the Company dated the date of this Opinion (“Corporate Certificate”).

SCHEDULE 2

Legacy Warrants

Warrant Holder	Outstanding Warrants
Brenda Fortunate	37
Brent W. Bost	37
John Gismondi	44
Paul T. Barich	93
John Scott	57
Samuel Bode Miller	62
Charles Wyatt	51
Gregory Gleason	69
Arlington Capital Holdings Inc	148
Michael Ward	37
UVE Partners LLC	148
Lotus Investors LLC	74
Thomas Saunders	35
Jelena Jakovljevic	148
Jill Jaclin	29
Total	1069